EXHIBIT 8






October 13, 1998



German American Bancorp
711 Main Street
Box 810
Jasper, Indiana  47546

1ST BANCORP
101 North Third Street
Vincennes, IN 47951-1220

               Subject: Agreement and Plan of Reorganization by and between 1ST BANCORP and German American Bancorp

Greetings:

     You have requested our opinion on certain of the federal income tax consequences with respect to certain transactions set forth in the Agreement and Plan of Reorganization by and among 1ST BANCORP, an Indiana corporation ("1ST BANCORP") and German American Bancorp, an Indiana corporation ("German American") and dated August 6, 1998 ("Agreement and Plan of Reorganization"). Subject to the terms and conditions of the Agreement and Plan of Reorganization, 1ST BANCORP shall merge with and into German American. This transaction is referred to herein as the "Merger." Capitalized terms used herein that are not defined in this opinion are defined in the Agreement and Plan of Reorganization.

     Documents Reviewed. We have, for purposes of the opinion, reviewed the following documents:

          1. The Agreement and Plan of Reorganization.

          2. The Registration Statement on Form S-4 to be filed by German American with the Securities and Exchange Commission on October 13, 1998, under the Securities Act of 1933, as amended (the "Registration Statement").

          3. Such other documents, records, and matters of law as we have deemed necessary or appropriate in connection with rendering this opinion.

We have  relied  upon the above  documents  as to matters  of fact.  We have not independently checked or verified the accuracy or completeness of the information set forth in such documents, but we know of no facts that indicate to us that the information set forth in such documents is inaccurate or incomplete.

     Factual and Legal Assumptions. For purposes of this opinion, we have made the following assumptions as to factual and legal matters:

          1. The representations and warranties of the parties contained in the Agreement and Plan of Reorganization that may be deemed material to this opinion will be true in all material respects as of the effective date of the Merger, except as may be otherwise set forth in or contemplated by the Agreement and Plan of Reorganization.

          2. The representations of German American and 1ST BANCORP contained in the Representation Certificates attached hereto will be true in all material respects as of the effective date of the Merger.

          3. The Merger and all transactions related thereto or contemplated by the Agreement and Plan of Reorganization shall be consummated in accordance with the terms and conditions of the Agreement and Plan of Reorganization.

     Limitations on Opinion. The following limitations apply with respect to this opinion:

          1. Our opinion is based upon the Internal Revenue Code (the "Code"), Treasury Regulations, court decisions and Internal Revenue Service policies and rulings as of this date. These fundamentals of our opinion are subject to change at any time, and some of these changes have been applied in the past, retroactively, to affect adversely transactions that had occurred prior to the change.

          2. We have not been asked to render an opinion with respect to any federal income tax matters, except those set forth below, nor have we been asked to render an opinion with respect to any state or local tax consequences of the Merger. Accordingly, this opinion should not be construed as applying in any manner to any tax aspect of the Merger other than as set forth below.

          3. All of the factual and legal assumptions set forth above are material to the opinion herein rendered and have been relied upon by us in rendering such opinion. Any material inaccuracy in any one or more of the factual or legal assumptions may render all or part of our opinion inapplicable to the Merger.

     Opinion. Based upon and subject to the foregoing, it is our opinion that:

          1. The Merger will constitute a  reorganization  within the meaning of
     Section 368(a) of the Code.

          2. No gain or loss will be recognized by German American or 1ST BANCORP as a result of the consummation of the Merger.

          3. No gain or loss will be recognized by the 1ST BANCORP shareholders upon exchange of their shares of 1ST BANCORP Common solely for shares of German American Common.

          4. The basis of the shares of German American Common received by 1ST BANCORP shareholders will be the same, in each instance, as the basis of the shares of 1ST BANCORP Common surrendered in exchange therefor.

          5. The holding period of the shares of German American Common received by each shareholder of shares of 1ST BANCORP Common will include the period during which the shares of 1ST BANCORP Common surrendered in exchange therefor were held, provided that the shares of 1ST BANCORP Common so exchanged were held as a capital asset by such shareholder.

          6. Cash payments in lieu of fractional share interests of German American Common will be treated as having been received as distributions in full payment in exchange for the stock converted as provided in Section 302 of the Code.

     We consent to the use of this opinion as an exhibit to the Registration Statement, to the disclosure and summarization of the opinion in the Registration Statement, including in the proxy statement/prospectus included therein, and to the reference to our firm in the Registration Statement under the caption "Legal Matters." In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                Very truly yours,



                                                /s/ Leagre Chandler & Millard

                           REPRESENTATION CERTIFICATE

     German American Bancorp ("German American") makes the following representations to Leagre Chandler & Millard to be used by Leagre Chandler & Millard in rendering its opinion as to certain federal income tax consequences with respect to certain transactions set forth in the Agreement and Plan of Reorganization by and between 1ST BANCORP ("1ST BANCORP") and German American Bancorp, and dated August 6, 1998 ("Agreement and Plan of Reorganization"). Subject to the terms and conditions of the Agreement and Plan of Reorganization, 1ST BANCORP shall merge with and into German American. This transaction is referred to herein as the "Merger." Capitalized terms used herein that are not defined in this Certificate are defined in the Agreement and Plan of Reorganization.

     German American acknowledges and agrees that each of the following representations constitutes a material representation to be relied upon by Leagre Chandler & Millard in rendering its opinion and that any material inaccuracy in any of the following representations may render the conclusions drawn in the opinion of Leagre Chandler & Millard inapplicable to the Merger. The representations of German American hereto are limited to the extent that each specific representation is made solely with respect to information applicable to itself.

     The specific representations made are as follows:

          1. The fair market value of the German American Common received by each 1ST BANCORP shareholder will be approximately equal to the fair market value of the 1ST BANCORP Common surrendered in the exchange.

          2. German American has no plan or intention to reacquire any of the German American Common issued in the Merger.

          3. German American has no plan or intention to sell or otherwise dispose of any of the assets of 1ST BANCORP acquired in the Merger, except for dispositions made in the ordinary course of business or transfers made to a corporation controlled by German American pursuant to Section 368(a)(2)(C) of the Code.

          4. The liabilities of 1ST BANCORP to be assumed by German American and the liabilities to which the transferred assets of 1ST BANCORP are subject were incurred by 1ST BANCORP in the ordinary course of its business.

          5. Following the Merger, German American will continue the historic business of 1ST BANCORP or use a significant portion of 1ST BANCORP'S historic business assets in a business.

          6. German American, 1ST BANCORP, and their respective shareholders will each pay their own expenses, if any, incurred in connection with the Merger.

          7. There is no intercorporate indebtedness existing between German American and 1ST BANCORP that was issued, acquired, or will be settled at a discount.

          8. No party to the Merger is an investment company regulated under the Investment Company Act of 1940, a real estate investment trust, or a corporation 50 percent or more of the value of whose total assets are stock and securities and 80 percent or more of the value of whose total assets are held for investment.

          9. 1ST BANCORP is not under the jurisdiction of a court in a case under Title 11 of the United States Code or a receivership, foreclosure, or similar proceeding.

          10. On the date of the Merger, the fair market value of the assets of 1ST BANCORP transferred to German American will equal or exceed the sum of the liabilities assumed by German American plus the amount of liabilities, if any, to which the transferred assets are subject.

          11. The payment of cash in lieu of fractional shares of German American Common is solely for the purpose of avoiding the expense and inconvenience to German American of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the 1ST BANCORP shareholders instead of issuing fractional shares of German American Common will not exceed one percent of the total consideration that will be issued in the Merger to the 1ST BANCORP shareholders in exchange for their shares of 1ST BANCORP Common. The fractional share interests of each 1ST BANCORP shareholder will be aggregated, and no 1ST BANCORP shareholder will receive cash in an amount equal to or greater than the value of one full share of German American Common.

          12. None of the compensation received by any shareholder-employees of 1ST BANCORP will be separate consideration for, or allocable to, any of their shares of 1ST BANCORP Common; none of the shares of German American Common received by any shareholder-employees of 1ST BANCORP will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees of 1ST BANCORP will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

     IN WITNESS WHEREOF, German American, acting by an authorized officer with full corporate authority, has executed and delivered this Representation Certificate to Leagre Chandler & Millard as of the date written below.

                                        GERMAN AMERICAN BANCORP


Date:________________                   By  /s/ George W. Astrike
                                            George W. Astrike,
                                            Chairman of the Board and
                                            Chief Executive Officer

                           REPRESENTATION CERTIFICATE

     1ST BANCORP ("1ST BANCORP") makes the following representations to Leagre Chandler & Millard to be used by Leagre Chandler & Millard in rendering its opinion as to certain federal income tax consequences with respect to certain transactions set forth in the Agreement and Plan of Reorganization by and between 1ST BANCORP and German American Bancorp ("German American"), and dated August 6, 1998 ("Agreement and Plan of Reorganization"). Subject to the terms and conditions of the Agreement and Plan of Reorganization, 1ST BANCORP shall merge with and into German American. This transaction is referred to herein as the "Merger." Capitalized terms used herein that are not defined in this Certificate are defined in the Agreement and Plan of Reorganization.

     1ST BANCORP acknowledges and agrees that each of the following representations constitutes a material representation to be relied upon by Leagre Chandler & Millard in rendering its opinion and that any material inaccuracy in any of the following representations may render the conclusions drawn in the opinion of Leagre Chandler & Millard inapplicable to the Merger. The representations of 1ST BANCORP hereto are limited to the extent that each specific representation is made solely with respect to information applicable to itself.

     The specific representations made are as follows:

          1. The fair market value of the German American Common received by each 1ST BANCORP shareholder will be approximately equal to the fair market value of the 1ST BANCORP Common surrendered in the exchange.

          2. The liabilities of 1ST BANCORP to be assumed by German American and the liabilities to which the transferred assets of 1ST BANCORP are subject were incurred by 1ST BANCORP in the ordinary course of its business.

          3. German American, 1ST BANCORP, and their respective shareholders will each pay their own expenses, if any, incurred in connection with the Merger.

          4. There is no intercorporate indebtedness existing between German American and 1ST BANCORP that was issued, acquired, or will be settled at a discount.

          5. No party to the Merger is an investment company regulated under the Investment Company Act of 1940, a real estate investment trust, or a corporation 50 percent or more of the value of whose total assets are stock and securities and 80 percent or more of the value of whose total assets are held for investment.

          6. 1ST BANCORP is not under the jurisdiction of a court in a case under Title 11 of the United States or a receivership, foreclosure, or similar proceeding.

          7. On the date of the Merger, the fair market value of the assets of 1ST BANCORP transferred to German American will equal or exceed the sum of the liabilities assumed by German American plus the amount of liabilities, if any, to which the transferred assets are subject.

          8. The payment of cash in lieu of fractional shares of German American Common is solely for the purpose of avoiding the expense and inconvenience to German American of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the 1ST BANCORP shareholders instead of issuing fractional shares of German American Common will not exceed one percent of the total consideration that will be issued in the Merger to the 1ST BANCORP shareholders in exchange for their shares of 1ST BANCORP Common. The fractional share interests of each 1ST BANCORP shareholder will be aggregated, and no 1ST BANCORP shareholder will receive cash in an amount equal to or greater than the value of one full share of German American Common.

          9. None of the compensation received by any shareholder-employees of 1ST BANCORP will be separate consideration for, or allocable to, any of their shares of 1ST BANCORP Common; none of the shares of German American Common received by any shareholder-employees of 1ST BANCORP will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees of 1ST BANCORP will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

     IN WITNESS WHEREOF, 1ST BANCORP, acting by an authorized officer with full corporate authority, has executed and delivered this Representation Certificate to Leagre Chandler & Millard as of the date written below.

                                   1ST BANCORP


Date: ______________               By  /s/ C. James McCormick
                                       C. James McCormick
                                       Chairman of the Board and
                                       Chief Executive Officer